Exhibit 4.3

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

OFFICER’S CERTIFICATE

September 9, 2003

I, the undersigned officer of CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (the “Company”), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Resolutions adopted by written consent of the sole Manager of the Company dated September 2, 2003, and Sections 105, 201, 301, 401(1), 401(5), 402(2)(A), 403(2)(A), 403(2)(B) and 1403 of the General Mortgage Indenture, dated as of October 10, 2002, as heretofore supplemented to the date hereof (as heretofore supplemented, the “Indenture”), between the Company and JPMorgan Chase Bank, as Trustee (the “Trustee”). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture, unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

1.    The terms and conditions of the Securities of the series described in this Officer’s Certificate are as follows (the numbered subdivisions set forth in this Paragraph 1 corresponding to the numbered subdivisions of Section 301 of the Indenture):

(1)    The Securities of the thirteenth series to be issued under the Indenture shall be designated as the “5.75% General Mortgage Bonds, Series M, due 2014” (the “Series M Bonds”) and the “5.75% General Mortgage Bonds, Series M2, due 2014” (the “Series M2 Bonds” and, together with the Series M Bonds, the “Bonds”). The Series M Bonds and the Series M2 Bonds shall be treated for all purposes under the Indenture as a single class or series of Securities.

(2)    There shall be no limit upon the aggregate principal amount of the Bonds that may be authenticated and delivered under the Indenture. The Trustee shall authenticate and deliver (i) Series M Bonds for original issue on September 9, 2003 (the “Issue Date”) in the aggregate principal amount of $300,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Section 401 of the Indenture and (ii) Series M2 Bonds from time to time thereafter in satisfaction of the Company’s obligations under the Registration Rights Agreement (as defined in subsection (15) below), for issue only in exchange for a like principal amount of Series M Bonds upon the receipt by the Trustee of each of the documents specified in the final paragraph of this subsection (2).

The Company shall deliver to the Trustee in connection with each request for the authentication and delivery by the Trustee of Series M2 Bonds:

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(a)    a Company Order for the authentication and delivery thereof, specifying the amount of the Securities to be authenticated, the date on which the original issue of such Securities is to be authenticated and the name or names of the initial Holder or Holders;

(b)    an Opinion of Counsel to the effect that:

(A)    all conditions and covenants provided for in the Indenture relating to the authentication and delivery by the Trustee of such Securities have been complied with;

(B)    the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of the Indenture;

(C)    the terms of such Securities have been authorized by the Company and have been established in conformity with the provisions of the Indenture;

(D)    when such Securities are authenticated and delivered by the Trustee and issued and delivered by the Company, they will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefit of the Lien of the Indenture equally and ratably with all other Securities then Outstanding; and

(c)    an Officer’s Certificate to the effect that all conditions and covenants provided for in the Indenture relating to the authentication and delivery by the Trustee of such Securities have been complied with.

(3)    Interest on the Bonds shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest (as specified in (5) below), except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.

(4)    The Bonds shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on January 15, 2014.

(5)    Subject to subsection (15) below, the Bonds shall bear interest at the rate of 5.75% per annum. Interest shall accrue on the Bonds from the Issue Date, or the most recent date to which interest has been paid or duly provided for. The Interest Payment Dates for the Bonds shall be January 15 and July 15 in each year commencing January 15, 2004, and the Regular Record Dates with respect to the Interest Payment Dates for the Bonds shall be the fifteenth calendar day preceding each Interest Payment Date (whether or not a Business Day); provided however that interest payable at maturity,

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upon redemption or when principal is otherwise due will be payable to the Holder to whom principal is payable.

(6)    The Corporate Trust Office of JPMorgan Chase Bank in Dallas, Texas shall be the place at which (i) the principal of and premium, if any, and interest on the Bonds shall be payable, (ii) registration of transfer of the Bonds may be effected, and
(iii) exchanges of the Bonds may be effected; and the Corporate Trust Office of JPMorgan Chase Bank in Houston, Texas shall be the place at which notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and JPMorgan Chase Bank shall be the Security Registrar for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Houston, Texas as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Bonds.

(7)    The Bonds shall be redeemable, at the option of the Company, at any time or from time to time, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the Bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) (a) at the applicable Treasury Rate plus 20 basis points, or (b) in the case of a Special Redemption (as defined below), at the applicable Treasury Rate plus 50 basis points (the “Make-Whole Amount”); plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

The Make-Whole Amount will be calculated by Banc of America Securities LLC, Deutsche Bank Securities Inc. or Wachovia Capital Markets, LLC, as specified by the Company, or, if such firms are unwilling or unable to select the Comparable Treasury Issue, by an independent investment banking institution of national standing appointed by the Company (in any such case, an “Independent Investment Banker”). The Trustee shall have no responsibility for the calculation of the Make-Whole Amount and may conclusively presume the correctness of such calculation.

For purposes of determining the Make-Whole Amount: “Treasury Rate” means, with respect to any Redemption Date the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity

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corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (1) Banc of America Securities LLC and Deutsche Bank Securities Inc. and their respective successors and (2) any other three Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Special Redemption” means a redemption during the period beginning on March 1, 2005 and ending on February 28, 2007 if and to the extent the Company utilizes amounts derived from proceeds from the issuance of transition or other securitization bonds issued, pursuant to required authorization under the Texas Electric Choice Plan, by

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a special purpose entity to monetize the value of the right to recover through non-bypassable transition charges to customers taking delivery service from the Company, the Company’s generation related regulatory assets and stranded costs.

The Trustee will mail a notice of redemption to each holder of Bonds to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults on payment of the redemption price, interest will cease to accrue on the Bonds or portions thereof called for redemption on the Redemption Date. If fewer than all of the Bonds are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Bonds or portions thereof for redemption from the outstanding Bonds not previously called by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Bonds and portions of Bonds in amounts of $1,000 or whole multiples of $1,000.

  (8)    Not applicable.

  (9)    Not applicable.

(10)    Not applicable.

(11)    Not applicable.

(12)    Not applicable.

(13)    See subsection (7) above.

(14)    Not applicable.

(15)    Pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”) with one or more of the initial purchasers of the Series M Bonds, the Company has agreed to file an exchange offer registration statement to exchange the Series M Bonds for Series M2 Bonds, which shall be registered under the Securities Act of 1933, as amended (the “Securities Act”) as evidence of the same underlying indebtedness. The Company has also agreed to file a shelf registration statement to cover resales of the Bonds, as initially issued and sold, under certain circumstances. The terms relating to the exchange of the Series M Bonds for the Series M2 Bonds are set forth in the Registration Rights Agreement attached hereto as Exhibit B.

The interest rate borne by the Registrable Securities (as defined in the Registration Rights Agreement) shall be increased by .25% per annum upon the occurrence of a Registration Default (as defined in the Registration Rights Agreement), which rate will increase by an additional .25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof and continuing until all Registration Defaults have been

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cured (“Additional Interest”); provided that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed .50% per annum; provided, further, that if the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not declared effective on or prior to the 270th calendar day following the Issue Date and the Company shall request Holders of Registrable Securities to provide the information called for by the Registration Rights Agreement for inclusion in the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Registrable Securities owned by Holders who do not deliver such information to the Company or who do not provide comments to the Company on the Shelf Registration Statement when required pursuant to the Registration Rights Agreement shall not be entitled to any such Additional Interest for any day after the 315th calendar day following the Issue Date. All accrued Additional Interest shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest shall cease and the interest rate on the Registrable Securities will revert to 5.75% per annum in respect of the Series M Bonds.

(16)    Not applicable.

(17)    (i)    Registrable Securities offered and sold to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act) pursuant to Rule 144A of the Securities Act shall be issuable in whole or in part in the form of one or more permanent Global Securities in respect of each of the Series M Bonds in definitive, fully registered, book-entry form, without interest coupons (collectively, the “Rule 144A Global Bonds”). The Rule 144A Global Bonds shall be deposited on the Issue Date with, or on behalf of, the Depositary. Interests in each of the Rule 144A Global Bonds shall be available for purchase only by Qualified Institutional Buyers.

(ii)    Registrable Securities offered and sold in offshore transactions to persons other than “U.S. persons,” as defined in Regulation S under the Securities Act (each, a “Non-U.S. Person”) in reliance on Regulation S under the Securities Act (“Regulation S”) shall initially be issuable in whole or in part in the form of one or more temporary Global Securities in respect of each of the Series M Bonds in definitive, fully registered, book-entry form, without interest coupons (collectively, the “Regulation S Temporary Global Bonds”). Beneficial interests in each of the Regulation S Temporary Global Bonds shall be exchanged for beneficial interests in a corresponding Global Security in respect of each of the Series M Bonds (the “Regulation S Permanent Global Bonds” and, together with the Regulation S Temporary Global Bonds, the “Regulation S Global Bonds”) within a reasonable period after the expiration of the period which expires immediately after the 40th day following the later of: (a) the commencement of the offering of the Series M Bonds to Persons other than “distributors” (as defined in Regulation S) in reliance upon Regulation S; and (b) the Issue Date (the “Distribution

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Compliance Period”) upon certification that the beneficial interests in the Regulation S Temporary Global Bond relating to the Series M Bonds, are owned by either Non-U.S. Persons or U.S. Persons who purchased such interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(iii)    Each of the Rule 144A Global Bonds and the Regulation S Global Bonds (collectively, the “Global Bonds”) shall represent such of the Series M Bonds as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of the Series M Bonds from time to time endorsed thereon and that the aggregate principal amount of the Series M Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions. Any endorsement of a Global Bond to reflect the amount, or any increase or decrease in the aggregate principal amount, of the Series M Bonds represented thereby shall be reflected by the Trustee on Schedule A attached to the Series M Bond and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Bond.

(iv)    The Depositary Trust Company shall initially serve as Depositary with respect to the Global Bonds. Such Global Bonds shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

(18)    Not applicable.

(19)    (i)    In addition to the requirements set forth in Section 305 of the Indenture, Bonds in definitive form that are Registrable Securities presented or surrendered for registration of transfer or exchange pursuant to Section 305 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

(a)    if such Registrable Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without

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transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

(b)    if such Registrable Securities are being transferred (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or
(3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

(c)    if such Registrable Securities are being transferred to a Non-U.S. Person pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such transferor (in substantially the form of Exhibits C and D hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(ii)   (a)    The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Indenture and subsection (19) hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

(b)    The transfer and exchange of Global Bonds or beneficial interests therein for certificated bonds (or vice versa) shall be effected through the Trustee and the Depositary, as the case may be, in accordance with Section 305 of the Indenture and subsection (19) hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

(iii)  (a)    Except as permitted by subparagraphs (iv) and (v) of this subsection (19) or as set forth in subparagragh (iii)(b) below, until the expiration of the applicable holding period with respect to the Registrable Securities set forth in Rule 144(k) of the Securities Act, unless otherwise agreed by the Company and the Holder thereof, each certificate evidencing the Global Bonds or certificated bonds in definitive form (and all Bonds, issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

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THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

(b)    Except as permitted by subparagraphs (iv) and (v) of this subsection (19), each certificate evidencing the Global Bonds or certificated bonds in definitive form purchased in reliance on Regulation S (and all Bonds issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED

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ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(iv)    Upon any sale or transfer of a Registrable Security (including any Registrable Security represented by a Global Bond) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

(a)    in the case of any Registrable Security represented by a certificated bond, the Security Registrar shall permit the Holder thereof to exchange such Registrable Security for a certificated bond that does not bear the legends set forth in subsection (iii) of subparagraph (19) hereof and rescind any restriction on the transfer of such Registrable Security; and

(b)    in the case of any Registrable Security represented by a Global Bond, such Registrable Security shall not be required to bear the legends set forth in subsection (iii) of subparagraph (19) hereof if all other interests in such Global Bond have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

(v)    Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Company shall issue and, upon receipt of a Company Order in accordance with Section 401(2) of the Indenture, the Trustee shall authenticate, Series M2 Bonds in exchange for Series M Bonds accepted for exchange in the Exchange Offer, which Series M2 Bonds shall not bear the legends set forth in subsection (iii) of subparagraph (19) hereof and shall not provide for Additional Interest, and the Security Registrar shall rescind any restriction on the transfer of such Series M2 Bonds, unless the Holder of such Series M Bonds, (A) is a broker-dealer tendering Series M Bonds acquired directly from the Company or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company for its own account, (B) is a Person who has an arrangement or understanding with any Person to participate in the “distribution” (within the meaning of the Securities Act) of the Series M Bonds, (C) is a Person who is an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or (D) is a Person who will not be acquiring the Series M2 Bonds, in the ordinary course of such Holder’s business. The Company shall identify to the Trustee such Holders of the Bonds, in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

(20)    For purposes of the Bonds, “Business Day” shall mean any day, other than Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars, in New York, New York.

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(21)    Not applicable.

(22)    The Bonds shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.

2.    The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Bonds and in respect of compliance with which this certificate is made.

3.    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

4.    In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

In the opinion of the undersigned, such conditions and covenants have been complied with.

5.    To my knowledge, no Event of Default has occurred and is continuing.

6.    The execution of the Twelfth Supplemental Indenture, dated as of the date hereof, between the Company and the Trustee is authorized or permitted by the Indenture.

7.    First Mortgage Bonds, Medium-Term Note 10% Series due February 1, 2028, in the aggregate principal amount of $150,000,000 (the “First Mortgage Bonds”), have heretofore been authenticated and delivered and as of the date of this certificate, constitute Retired Securities. $75,000,000 aggregate principal amount of such First Mortgage Bonds are the basis for the authentication and delivery of $75,000,000 aggregate principal amount of the Bonds. The retirement of the First Mortgage Bonds occurred on March 18, 2003, after the delivery to the Trustee of the Initial Expert’s Certificate. No First Mortgage Bonds have been used as the basis for the authentication and delivery of any First Mortgage Securities.

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on this 9th day of September, 2003.

/S/ MARC KILBRIDE
Marc Kilbride Vice President and Treasurer

Acknowledged and Received on

September 9, 2003

JPMORGAN CHASE BANK,

as Trustee

/S/ CAROL LOGAN
Carol Logan Vice President and Trust Officer

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EXHIBIT A

FORM OF BONDS

A-1

[THIS IS A FORM OF GLOBAL BOND. BRACKETED ITALICIZED LANGUAGE INDICATES PROVISIONS IN THE REGULATION S GLOBAL BOND WHICH ARE DIFFERENT THAN THE RULE 144A GLOBAL BOND]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to CenterPoint Energy Houston Electric, LLC or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

5.75% General Mortgage Bonds, Series M, due 2014

Original Interest Accrual Date: September 9, 2003	Redeemable: Yes ☒ No ☐
Stated Maturity: January 15, 2014	Redemption Date: At any time.
Interest Rate: 5.75% Interest Payment Dates: January 15 and July 15 Regular Record Dates: Fifteenth calendar day before respective Interest Payment Date	Redemption Price: the greater of (i) 100% of the principal amount of this Security or the portion hereof to be redeemed and (ii) the applicable Make-Whole Amount, as described herein, plus in each case, accrued and unpaid interest to the Redemption Date on the principal amount being redeemed

This Security is not an Original Issue Discount Security

within the meaning of the within-mentioned Indenture.

Initial Principal Amount	Registered No. R-1 [Registered No. R-2]
$295,000,000 [$5,000,000]	CUSIP 15189X AF 5 [CUSIP U14040 AD 8]

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a limited liability company duly organized and existing under the laws of the State of Texas (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to

****CEDE & Co.****

, or registered assigns, the principal sum of TWO HUNDRED NINETY-FIVE MILLION DOLLARS* [FIVE MILLION DOLLARS*] on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on January 15, 2004, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid

* Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced hereby.

or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the office of the Corporate Trust Administration of JPMorgan Chase Bank, located at 2001 Bryan Street, 9th Floor, Dallas, Texas, 75201 or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by a General Mortgage Indenture, dated as of October 10, 2002, as supplemented and amended (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and JPMorgan Chase Bank, trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

This Security is subject to redemption, at the option of the Company, at any time or from time to time, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of this Security (or the portion hereof to be redeemed) or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Security (or such portion to be redeemed) (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) (a) at the applicable Treasury Rate plus 20 basis points, or (b) in the case of a Special Redemption (as defined below), at the applicable Treasury Rate plus 50 basis points (the “Make-Whole Amount”); plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

The Make-Whole Amount will be calculated by Banc of America Securities LLC, Deutsche Bank Securities Inc., or Wachovia Capital Markets, LLC, as specified by the Company, or, if such firms are unwilling or unable to select the Comparable Treasury Issue, by an independent investment banking institution of national standing appointed by the

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Company (in any such case, an “Independent Investment Banker”). The Trustee shall have no responsibility for the calculation of the Make-Whole Amount and may conclusively presume the correctness of such calculation.

For purposes of determining the Make-Whole Amount: “Treasury Rate” means, with respect to any Redemption Date the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of this Security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (1) Banc of America Securities LLC and Deutsche Bank Securities Inc. and their respective successors and (2) any other three Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Special Redemption” means a redemption during the period beginning on March 1, 2005 and ending on February 28, 2007 if and to the extent the Company utilizes amounts derived from proceeds from the issuance of transition or other securitization bonds issued, pursuant to required authorization under the Texas Electric Choice Plan, by a special purpose entity to monetize the value of the right to recover through non-bypassable transition charges to customers taking delivery service from the Company, the Company’s generation related regulatory assets and stranded costs.

The Trustee will mail a notice of redemption to each Holder of Securities to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults on payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the Redemption Date. If fewer than all of the Securities of this series are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Securities of this series or portions thereof for redemption from the outstanding Securities of this series not previously called by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Securities of this series and portions of Securities of this series in amounts of $1,000 or whole multiples of $1,000.

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The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of JPMorgan Chase Bank in Dallas, Texas, or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE

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HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of JPMorgan Chase Bank in Dallas, Texas, or such other office or agency as may be designated by the Company from time to time.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities are not entitled to the benefit of any sinking fund.

As used herein, “Business Day” shall mean any day, other than Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars, in New York, New York. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, member, manager, stockholder, officer, director or employee, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Attest:
Name: Title:	Name: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:                                 , 20

JPMORGAN CHASE BANK, as Trustee

Name: Title:

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SCHEDULE A

SCHEDULE OF ADJUSTMENTS

The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $                         [$                        ]. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Date of Adjustment	Decrease in Aggregate Principal Amount of Securities	Increase in Aggregate Principal Amount of Securities	Aggregate Principal Amount of Securities Remaining After Such Decrease or Increase	Notation by Security Registrar

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF SECURITIES

Re:	5.75% General Mortgage Bonds, Series M, due 2014 (the “Series M Bonds”), of CenterPoint Energy Houston Electric, LLC (the “Company”)

This Certificate relates to $             principal amount of Series M Bonds held in *             book-entry or *             definitive form by                          (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Series M Bond or Series M Bonds.

In connection with such request and in respect of each such Series M Bond, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of October 10, 2002 (as amended or supplemented to date, the “Indenture”), between the Company and JPMorgan Chase Bank (the “Trustee”) relating to the above-captioned Series M Bonds and that the transfer of this Series M Bond does not require registration under the Securities Act (as defined below) because:*

☐    Such Series M Bond is being acquired for the Transferor’s own account without transfer.

☐    Such Series M Bond is being transferred (i) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit D to the Officer’s Certificate establishing the form, terms, and provisions of the Series M Bonds).

☐    Such Series M Bond is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Name of Transferor

By:

Name: Title: Address:

Date:

*    Fill in blank or check appropriate box, as applicable.

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION

WITH TRANSFERS PURSUANT TO REGULATION S

                            ,

JPMorgan Chase Bank

600 Travis Street

Houston, Texas 77002

Attention: Global Trust Services

Ladies and Gentlemen:

In connection with our proposed sale of certain 5.75% General Mortgage Bonds, Series M, due 2014 (the “Series M Bonds”) of CenterPoint Energy Houston Electric, LLC (the “Company”), we represent that:

(i)    the offer or sale of the Series M Bonds was made in an “offshore transaction”;

(ii)    at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(iii)    no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable;

(iv)    if this transfer of the Series M Bond is being made prior to the expiration of the Distribution Compliance Period, such interest that is being transferred is held immediately thereafter through the Euroclear System or Clearstream Banking, société anonyme; and

(v)    the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

Very truly yours, Name of Transferor:

By:

Name: Title: Address:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

B-1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into this 9th day of September, 2003 among CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (the “Company”), Banc of America Securities LLC, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as representatives (the “Representatives”) of the initial purchasers (the “Initial Purchasers”) listed on Schedule I to the Purchase Agreement (defined below).

This Agreement is made pursuant to the Purchase Agreement dated September 3, 2003, among the Company and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $300,000,000 principal amount of the Company’s 5.75% General Mortgage Bonds, Series M, due 2014 (the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.    Definitions.    As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and which shall be a “business day” as defined under Rule 14d-1 of the General Rules and Regulations under the Securities Exchange Act of 1934.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary for the Securities appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.

“Exchange Securities” shall mean the general mortgage bonds issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Expiration Date” shall mean the date on which all the Participating Broker-Dealers have sold all Exchange Securities held by them.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

“Indenture” shall mean the General Mortgage Indenture, dated as of October 10, 2002, between the Company and JPMorgan Chase Bank, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities or such smaller amount of Registrable Securities for which action is to be taken; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“Participating Broker-Dealer” shall mean any Initial Purchaser, and any other broker-dealer who acquired the Registrable Securities for its own account as a result of market-making or other trading activities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 under the 1933 Act or may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (“NASD”) registration and filing fees, including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of one firm, at any one time, of legal counsel selected by the Representatives or the Majority Holders to represent the Holders of Registrable Securities and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission or any successor agency or governmental body performing the functions currently performed by the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“TIA” shall mean the Trust Indenture Act of 1939, as amended.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.    Registration Under the 1933 Act.

2.1    Exchange Offer.    The Company shall, for the benefit of the Holders, at the Company’s cost, use its reasonable commercial efforts (A) to file with the SEC the Exchange Offer Registration Statement not later than 180 days following the original issuance of the Securities with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities, (B) to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 270 days of the original issuance of the Securities, (C) to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) unless the Exchange Offer would not be permitted by applicable law or SEC policy, to cause the Exchange Offer to be consummated within 315 days following the original issuance of the Securities. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (A) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act (an “Affiliate”), (B) is not a broker-dealer tendering Registrable Securities acquired directly from the Company or one of its Affiliates for its own account, (C) acquired the Exchange Securities in the ordinary course of such Holder’s business and (D) at the time of the consummation of the Exchange Offer has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial portion of the several states of the United States.

In connection with the Exchange Offer, the Company will:

(A)    as promptly as practicable after the Exchange Offer Registration Statement has been declared effective by the SEC, mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(B)    keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(C)    utilize the services of the Depositary for the Exchange Offer;

(D)    notify each Holder that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice prior to 5:00 p.m. (Eastern Time) on the last Business Day of the Exchange Period;

(E)    permit Holders to (i) withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time) on the last Business Day of the Exchange Period, by sending to the institution specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged and (ii) tender Registrable Securities according to customary guaranteed delivery procedures if such Holder cannot deliver such Registrable Securities or complete the procedures relating thereto on a timely basis prior to 5:00 p.m. (Eastern Time) on the last Business Day of the Exchange Period;

(F)    notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker Dealers as provided herein); and

(G)    otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer the Company shall:

(A)    accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(B)    deliver or cause to be delivered all Registrable Securities accepted for exchange to the Trustee for cancellation; and

(C)    cause the Trustee promptly to authenticate and deliver Exchange Securities, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (A) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (B) the valid tendering of Registrable Securities in accordance with the Exchange Offer, (C) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (i) it is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (ii) it is not a broker-dealer tendering Registrable Securities acquired directly from the Company or one of its Affiliates for its own account, (iii) all of the Exchange Securities to be received by it shall be acquired in the ordinary course of its business and (iv) at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (D) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. The Company shall use its reasonable commercial efforts to inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable securities laws, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

The Company shall use its reasonable commercial efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the 1933 Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by a Participating Broker-Dealer, such period shall terminate at the earlier to occur of (i) the expiration of 180 days following the Exchange Offer and (ii) the Expiration Date.

The Company shall not be obligated to keep the Exchange Offer Registration Statement effective or to permit the use of any Prospectus forming a part of the Exchange Offer Registration Statement if (i) the Company determines, in its reasonable judgment, upon advice of counsel that the continued effectiveness and use of the Exchange Offer Registration Statement would (x) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries; and provided, further, that the failure to keep the Exchange Offer Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default, as hereinafter defined, shall occur) and (ii) the Company promptly thereafter complies with the requirements of Section 3(L) hereof, if applicable; any such period during which the Company is excused from keeping the Exchange Offer Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a “Exchange Offer Suspension Period”; an Exchange Offer Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Exchange Offer Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Exchange Offer Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed.

The Company acknowledges that pursuant to current interpretations by the SEC’s staff of Section 5 of the 1933 Act, in the absence of applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Securities for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing information substantially in the form set forth in (a) Annex A hereto, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Exchange Offer and to include in the Letter of Transmittal delivered pursuant to the Exchange Offer, the information set forth in Annex D hereto and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in an exchange for Securities constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Item 507 or Item 508 of Regulation S-K under the 1933 Act, as applicable, in connection with such sale.

2.2    Shelf Registration.    In the event that (A) the Company reasonably determines that changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC do not permit the Company to effect the Exchange Offer as contemplated by Section 2.1 hereof, (B) for any other reason, the Exchange Offer is not consummated within 315 days after the original issuance of the Securities or (C) an Initial Purchaser notifies the Company within 20 Business Days following the consummation of the Exchange Offer that (i) it is not permitted by applicable law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC to participate in the Exchange Offer, (ii) it may not resell Exchange Securities with the Prospectus included as part of the Exchange Offer Registration Statement or (iii) it is a broker-dealer and owns Registrable Securities acquired directly from the Company or one of the Company’s Affiliates, then in case of each of clauses (A) through (C) the Company shall, at its cost, in lieu of effecting (or, in the case of clause (C), in addition to effecting) the registration of the Exchange Securities pursuant to the Exchange Offer Registration Statement:

(A)    as promptly as practicable, file with the SEC, and thereafter shall use its reasonable commercial efforts to cause to be declared effective no later than 345 days after the original issuance of the Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement;

(B)    use its reasonable commercial efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of two years from the date of the original issuance of the Securities (plus the number of days in any Suspension Period), or until all of the Registrable Securities have been sold pursuant thereto; provided, however, that the Company shall not be obligated to keep the Shelf Registration Statement effective or to permit the use of any Prospectus forming a part of the Shelf Registration Statement if (i) the Company determines, in its reasonable judgment, upon advice of counsel that the continued effectiveness and use of the Shelf Registration Statement would (x) require the disclosure of material information which the Company has a bona fide business reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries; and provided, further, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default, as hereinafter defined, shall occur) and (ii) the Company promptly thereafter complies with the requirements of Section 3(L) hereof, if applicable; any such period during which the Company is excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a “Suspension Period”; a Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed.

The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(B) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3    Expenses.    The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2 hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

2.4    Effectiveness.

(A)    The Company will be deemed not to have used its reasonable commercial efforts to cause the Exchange Offer Registration Statement or the Shelf Registration

Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action (other than any action specifically permitted by the last paragraph of Section 2.1 or by Section 2.2(B) hereof) which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

(B)    An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.5    Interest.    In the event that (A) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 180th day following the date of original issuance of the Securities, (B) the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day following the date of original issuance of the Securities, (C) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 315th calendar day following the date of original issuance of the Securities or (D) the Exchange Offer Registration Statement or the Shelf Registration Statement is filed and declared effective but shall thereafter either be withdrawn by the Company or becomes subject to an effective stop order suspending the effectiveness of such registration statement, except as specifically permitted by the last paragraph of Section 2.1 or Section 2.2(B) hereof, in each case without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective (each such event referred to in clauses (A) through (D) above, a “Registration Default”), the interest rate borne by the Registrable Securities shall be increased (“Additional Interest”) by one-fourth of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by an additional one-fourth of one percent (0.25%) per annum if such Registration Default has not been cured within 90 days after occurrence thereof and continuing until all Registration Defaults have been cured, provided that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed one-half of one percent (0.50%) per annum; and provided, further, that if the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day following the original issuance of the Securities and the Company shall request Holders of Securities to provide information required by the applicable rules of the SEC for inclusion in the Shelf Registration Statement, then Registrable Securities owned by Holders who do not deliver such information to the Company or who do not provide comments on the Shelf Registration Statement when reasonably requested by the Company will not be entitled to any such increase in the interest rate for any day after the 315th day following the date of original issuance of the Securities. All accrued Additional Interest shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate on the Registrable Securities will revert to the original rate.

3.    Registration Procedures.    In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

(A)    prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form shall (i) be selected by the Company, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its reasonable commercial efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(B)    use reasonable commercial efforts to cause (i) any Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) subject to the last paragraph of Section 2.1 and Section 2.2(B), any Prospectus forming part of any Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(C)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(D)    in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least fifteen (15) calendar days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the methods reasonably requested by the Majority Holders participating in the Shelf Registration, (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, save and except during any Suspension Period;

(E)    use its reasonable commercial efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(E) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(F)    notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(G) hereof and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading,
(vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the

Company that a post-effective amendment to a Registration Statement would be appropriate;

(G)    (1) in the case of the Exchange Offer Registration Statement (a) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which section shall be reasonably acceptable to the Representatives on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (b) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(F), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (c) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto for up to 180 days following the Exchange Offer except during any Exchange Offer Suspension Period, and (d) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (i) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer,”

and (ii) a statement to the effect that a broker-dealer by making the acknowledgment described in clause (i) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and (2) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to any Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (a) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Annex E, (b) officers’ certificates substantially in the form customarily delivered by the Company in its public offerings of debt securities and (c) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

(H)    (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities, copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(I)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide prompt notice to legal counsel for the Holders of the withdrawal of any such order;

(J)    in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(K)    in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold to the extent not held with the Depositary through Cede & Co., to remove any restrictive legends, and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

(L)    upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(F)(ii), (iii), (v), (vi) and (vii) hereof and subject to the provisions of the second paragraph immediately following Section 3(U) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable commercial efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(M)    obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(N)    unless the Indenture, as its relates to the Exchange Securities or the Registrable Securities, as the case may be, has already been so qualified, use its reasonable commercial efforts to (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable commercial efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(O)    in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i)    make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as has been customarily made by the Company to underwriters in similar offerings of debt securities of the Company;

(ii)    obtain opinions of counsel of the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings of the Company;

(iii)    obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with

Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings of the Company;

(iv)    if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

(v)    deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any;

the above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(P)    in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers in order to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such persons or (iv) such information becomes available to such persons from a source other than the Company and its subsidiaries and such source is not known by such persons to be bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering pursuant to a Shelf

Registration, (y) the Holder or Holders designated by the participating Majority Holders in connection with any nonunderwritten offering pursuant to a Shelf Registration or (z) the Participating Broker-Dealer holding the largest amount of Registrable Securities in the case of use of a Prospectus included in the Exchange Offer Registration Statement, together with one counsel designated by and on behalf of such persons;

(Q)    (i) in the case of an Exchange Offer Registration Statement, within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and counsel to the Holders of Registrable Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or counsel to the Holders of Registrable Securities shall reasonably object (which objection shall be made within a reasonable period of time), and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object (which objection shall be made within a reasonable period of time), and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter;

(R)    use its reasonable commercial efforts to (a) if the Securities have been rated prior to the initial sale of such Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

(S)    otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(T)    cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD); and

(U)    upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion substantially to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Securities and the related supplemental indenture and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement and request in writing.

In the case of a Shelf Registration Statement, each Holder agrees, and in the case of the Exchange Offer Registration Statement, each Participating Broker-Dealer agrees, that, upon receipt of any notice from the Company of (a) the happening of any event or the discovery of any facts, each of the kind described in Sections 3(F)(ii), (iii) or (v) hereof or (b) the Company’s determination, in its reasonable judgment, upon advice of counsel, that the continued effectiveness and use of the Shelf Registration Statement or the Prospectus included in the Shelf Registration Statement or the Exchange Offer Registration Statement would (x) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (y) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement or Prospectus until the receipt by such Holder or Participating Broker-Dealer, as the case may be, of either copies of the supplemented or amended Prospectus contemplated by Section 3(L) hereof, and, if so directed by the Company, such Holder or Participating Broker-Dealers will deliver to the Company (at its expense) all copies in its possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, or notice in writing from the Company that such Holder or Participating Broker-Dealers may resume disposition of Registrable Securities pursuant to such Registration Statement or Prospectus. If the Company shall give any such notice described in clause (a) above to suspend the disposition of Registrable Securities pursuant to a Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(F)(ii), (iii) and (v) hereof, the Company shall be deemed to have used its reasonable commercial efforts to keep such Registration Statement effective during such Suspension Period provided that the Company shall use its reasonable commercial efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Registration Statement. The Company shall extend the period during which such Registration Statement shall be maintained effective or the Prospectus used pursuant to this Agreement by the number of days during the period from and including the date of the giving of the notice described in clauses (a) and (b) above to and including the date when the Holders or Participating Broker-Dealers shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or notification that they may resume such disposition under an existing Prospectus.

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.    Indemnification; Contribution.

(A)    In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Initial Purchaser or Participating Broker-Dealer, the Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Section 4 Persons”), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefore and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the 1933 Act, or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act or any Prospectus included therein (or any amendment or supplement thereto) included or allegedly included an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any such Section 4 Person specifically for use in the preparation thereof; provided that in no case is the Company to be liable with respect to any claims made against any Section 4 Person unless such Section 4 Person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Section 4 Person, but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Section 4 Person otherwise than on account of the indemnity agreement contained in this paragraph; and provided, further, that the foregoing indemnity with respect to any Prospectus, including any preliminary prospectus or preliminary prospectus supplement, shall not inure to the benefit of any Section 4 Person if a copy of the Prospectus (as amended or supplemented, exclusive of the material incorporated by reference) had not been sent or given by or on behalf of such Section 4 Person to the Person asserting any such losses, claims, damages or liabilities concurrently with or prior to delivery of the written confirmation of the sale of Exchange Securities or Registrable Securities, as the case may be, to such Person and the untrue statement or omission of a material fact contained in any such Prospectus was corrected in the Prospectus (as amended or supplemented) if the Company had previously furnished copies thereof to such Section 4 Persons.

The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, each Section 4 Person may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Section 4 Person or Section 4 Persons and such persons have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Section 4 Person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Section 4 Persons, which firm shall be designated in writing by the Initial Purchasers. The Company shall not be liable to indemnify any Person for any settlement of any such claim effected without the Company’s prior written consent. This indemnity agreement will be in addition to any liability, which the Company might otherwise have.

(B)    Each Section 4 Person agrees severally and not jointly to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the 1933 Act, or any other statute or at common law, on the ground or alleged ground that any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act or any Prospectus included therein (or any amendment or supplement thereto) included or allegedly included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such

Section 4 Person specifically for use in the preparation thereof; provided that in no case is such Section 4 Person to be liable with respect to any claims made against the Company or any such director, officer or controlling person unless the Company or any such director, officer or controlling person shall have notified such Section 4 Person in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer or controlling person, but failure to notify such Section 4 Person of any such claim shall not relieve it from any liability which it may have to the Company or any such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Notwithstanding any other provision of this subsection (B), with respect to any amount due to an indemnified person under this subsection (B), such Section 4 Person shall not be liable for any amount in excess of the amount by which the net proceeds received by such Section 4 Person from the sale of Exchange Securities or Registrable Securities pursuant to a Registration Statement exceeds the amount of damages which such Section 4 Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

Such Section 4 Person will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Section 4 Person elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that such Section 4 Person elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Section 4 Person shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer, trustee or controlling person and such Section 4 Person and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Section 4 Person, in which case such Section 4 Person shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, trustee or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Section 4 Person shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one a separate firm of attorneys at any time for all of the Company and any such director, officer or controlling person, which firm shall be designated in writing by the Company. Such Section 4 Person shall not be liable to indemnify any person for any settlement of any such claim effected without such Section 4 Person’s prior written consent. This indemnity agreement will be in addition to any liability which such Section 4 Person might otherwise have.

(C)    If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (A) or (B) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (A) or (B) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (C) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (C). Notwithstanding any other provision of this subsection (C), the Holders of the Securities and the Exchange Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of such securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligations of the Holders of the Securities and Exchange Securities in this subsection (C) to contribute are several in proportion to the net proceeds received from the sale of such securities by such Holder and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (C), each person, if any, who controls such indemnified party within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company.

5.    Miscellaneous.

5.1    Rule 144 and Rule 144A.    For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (A) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (B) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and (C) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

5.2    No Inconsistent Agreements.    The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

5.3    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Without the consent of the Holder of each Security however, no modification may change the provisions relating to the payment of Additional Interest.

5.4    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5    Successor and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

5.6    Third Party Beneficiaries.    The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.7    Specific Performance.    Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1 through 2.4 hereof.

5.8    Restriction on Resales.    Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its “affiliates” (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

5.9    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

5.10    Headings.    The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.11    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.12    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

5.13    Entire Agreement.    This Agreement and the Purchase Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and replaces any and all prior agreements and understandings, whether oral or written, with respect thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

By:

Name: Title:

CONFIRMED AND ACCEPTED

as of the date first above written:

BANC OF AMERICA SECURITIES LLC, for itself and as representative of the Initial Purchasers

By:

Name: Title:

DEUTSCHE BANK SECURITIES INC., for itself and as representative of the Initial Purchasers

By:

Name: Title:

By:

Name: Title:

WACHOVIA CAPITAL MARKETS, LLC, for itself and as representative of the Initial Purchasers

By:

Name: Title:

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the 1933 Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 , 200 , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the 1933 Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the 1933 Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.

1 In addition, the legend required by Item 502(b) of Regulation S-K will appear on the inside front cover page of the Exchange Offer prospectus below the Table of Contents.

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ANNEX D

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the 1933 Act.

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ANNEX E

FORM OF OPINION OF COUNSEL

The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

The Registration Statement has become effective under the 1933 Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or are threatened by the SEC under the 1933 Act.

The Exchange Offer Registration Statement and the Prospectus (except for (A) the financial statements, including the notes and schedules, if any thereto (except to the extent such notes describe legal and governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference or included in therein other than an item that requires financial statements to be provided) or the auditor’s reports on the audited portions thereof, (B) the other accounting, financial and statistical data, and (C) the exhibits thereto, as to which we have not been asked to comment) comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

We have participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the [Initial Purchasers] [Holders] and counsel for the [Initial Purchasers] [Holders], at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Registration Statement or the Prospectus, we advise you that, on the basis of the foregoing (relying as to materiality to a large extent upon statements and other representations of officers and other representatives of the Company), no facts have come to our attention that lead us to believe that the Registration Statement and any amendment made thereto prior to the date hereof (except for (A) the financial statements, including the notes and schedules, if any thereto or the auditor’s reports on the audited portions thereof, (B) the other accounting, financial and statistical data, and (C) the exhibits thereto, as to which we have not been asked to comment), as of the time the Registration Statement became effective or such amendment was filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, and any amendment or supplement thereto made prior to the date hereof (except for (A) the financial statements, including the notes and schedules, if any thereto or the auditor’s reports on the audited portions thereof, (B) the other accounting, financial and statistical data, and (C) the exhibits thereto, as to which we have not been asked to comment), as of the date of the Prospectus or such amendment or supplement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF SECURITIES

Re:    5.75% General Mortgage Bonds, Series M, due 2014 (the “Series M Bonds”), of CenterPoint Energy Houston Electric, LLC (the “Company”)

This Certificate relates to $         principal amount of Series M Bonds held in *             book-entry or *             definitive form by                                                       (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Series M Bond or Series M Bonds.

In connection with such request and in respect of each such Series M Bond, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of October 10, 2002 (as amended or supplemented to date, the “Indenture”), between the Company and JPMorgan Chase Bank (the “Trustee”) relating to the above-captioned Series M Bonds and that the transfer of this Series M Bond does not require registration under the Securities Act (as defined below) because:*

☐    Such Series M Bond is being acquired for the Transferor’s own account without transfer.

☐    Such Series M Bond is being transferred (i) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause
(ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit D to this Officer’s Certificate).

☐    Such Series M Bond is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

C-1

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:	/s/
Name: Title: Address:

Date:	/

C-2

EXHIBIT D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION

WITH TRANSFERS PURSUANT TO REGULATION S

                            ,

JPMorgan Chase Bank

600 Travis Street

Suite 1150

Houston, TX 77002

Attention: Global Trust Services

Ladies and Gentlemen:

In connection with our proposed sale of certain 5.75% General Mortgage Bonds, Series M, due 2014, (the “Series M Bonds”) of CenterPoint Energy Houston Electric, LLC (the “Company”), we represent that:

(i)    the offer or sale of the Series M Bonds was made in an “offshore transaction”;

(ii)    at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(iii)    no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable;

(iv)    if this transfer of the Series M Bond is being made prior to the expiration of the Distribution Compliance Period, such interest that is being transferred is held immediately thereafter through the Euroclear System or Clearstream Banking, société anonyme; and

(v)    the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

D-1

You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

Very truly yours,

Name of Transferor:

By:	/s/
Name: Title: Address:

D-2